EXHIBIT 11.2
DUKE REALTY INVESTMENTS, INC.
EARNINGS TO DEBT SERVICE CALCULATIONS (IN THOUSANDS)
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                                                  DECEMBER 31,
                                                     1998
                                                  ------------
CONSOLIDATED NET INCOME (LOSS)
 AVAILABLE TO COMMON SHAREHOLDERS                $ 90,871
GAIN ON PROPERTY SALES                             (1,351)
DRLP MINORITY INTEREST                             12,241
RECURRING PRINCIPAL AMORTIZATION                    7,072
INTEREST EXPENSE (EXCLUDES AMORTIZATION
 OF DEFERRED FINANCING FEES)                       58,855
                                                  -------
   EARNINGS BEFORE DEBT SERVICE                   167,688
                                                  =======
INTEREST EXPENSE                                   58,855
RECURRING PRINCIPAL AMORTIZATION                    7,072
                                                  -------
   TOTAL DEBT SERVICE                              65,927
                                                  =======
DEBT SERVICE RATIO                                   2.54
                                                  =======
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